Exhibit 20.1
Page 1 of 3
                   Navistar Financial 1995 - A Owner Trust
                        For the Month of January 1999
                    Distribution Date of February 22, 1999
                           Servicer Certificate #45

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $32,116,120.88
Beginning Pool Factor                                           0.0755888

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,476,065.29
     Interest Collected                                       $264,322.87

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Final Purchase of Receivables                         $31,100,000.00
     Liquidation Proceeds / Recoveries                          $1,500.00
Total Additional Deposits                                  $31,101,500.00

Repos / Chargeoffs                                              $7,717.66
Aggregate Number of Notes Charged Off                                  29

Total Available Funds                                      $34,841,888.16

Ending Pool Balance                                        $28,632,337.93
Ending Pool Factor                                              0.0673893

Servicing Fee                                                  $26,763.43

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,480,763.44
     Target Percentage                                               6.00%
     Target Balance                                                   N/A
     Minimum Balance                                                  N/A
     (Release) / Deposit                                  ($11,480,763.44)
     Ending Balance                                                 $0.00

Current Weighted Average APR:                                      10.295%
Current Weighted Average Remaining Term (months):                   11.93

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,235,721.02      401
                                31 - 60 days            $122,302.02       93
                                60+  days                $52,214.59       31

     Total:                                           $1,410,237.63      416

     Balances:                  60+  days               $449,288.22       31

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $36,056.18
+    Excess Serv.                                     $2,522,242.34
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,480,763.44

Exhibit 20.1
Page 2 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of January 1999

                                                                                     NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2        CERTIFICATES
                                              $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $32,116,120.88
Ending Pool Balance                             $28,632,337.93

Collected Principal                             $34,576,065.29
Collected Interest                                 $264,322.87
Charge - Offs                                        $7,717.66
Liquidation Proceeds / Recoveries                    $1,500.00
Servicing                                           $26,763.43
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $34,815,124.73

Beginning Balance                               $32,116,120.88              $0.00     $26,272,081.64     $5,844,039.24

Interest Due                                       $176,761.50              $0.00        $143,401.78        $33,359.72
Interest Paid                                      $176,761.50              $0.00        $143,401.78        $33,359.72
Principal Due                                   $32,116,120.88              $0.00     $26,272,081.64     %5,844,039.24
Principal Paid                                  $32,116,120.88              $0.00     $26,272,081.64     $5,844,039.24

Ending Balance                                          ($0.00)             $0.00              $0.00             $0.00
Note / Certificate Pool Factor                                             0.0000             0.0000            0.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                             $32,292,882.38              $0.00     $26,415,483.42     $5,877,398.96

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $2,522,242.34
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $11,480,763.44
(Release) / Draw                               ($11,480,763.44)
Ending Reserve Acct Balance                              $0.00

Exhibit 20.1
Page 3 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of January 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                   3                   2                  1
                                         Sep-98                 Oct-98             Nov-98              Dec-98              Jan-99
Beginning Pool Balance              $48,298,120.37       $44,316,400.83     $39,708,377.38      $36,373,189.47      $32,116,120.88

A)   Loss Trigger:
Principal of Contracts Charged Off      $64,426.55           $64,317.23              $0.00               $0.00           $7,717.66
Recoveries                             $114,848.58           $90,319.88         $15,742.17          $14,097.79           $1,500.00

Total Charged Off (Months 5, 4, 3)     $128,743.78
Total Recoveries (Months 3, 2, 1)       $31,339.96
Net Loss / (Recoveries) for 3 Mos       $97,403.82 (a)

Total Balance (Months 5, 4, 3)     $132,322,898.58 (b)

Loss Ratio Annualized  [(a/b) * (12)]       0.8833%

Trigger:  Is Ratio > 1.5%                       No
                                                                                   Nov-98              Dec-98              Jan-99

B)   Delinquency Trigger:                                                      $524,429.97         $415,756.07         $449,288.22
     Balance delinquency 60+ days                                                 1.32070%            1.14303%            1.39895%
     As % of Beginning Pool Balance                                               1.23127%            1.28467%            1.28756%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           0.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    N/A

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer